                                                                  EXHIBIT 10.3-1




                                 FIRST AMENDMENT


         THIS FIRST AMENDMENT, dated as of August 26, 1998 (hereinafter, the "First Amendment"), among REGAL CINEMAS, INC., a Tennessee corporation (the "Borrower"), the various financial institutions parties hereto, each of which are lenders under the Act III Credit Agreement and the Existing Regal Cinemas Credit Agreement (collectively, the "Act III/Regal Lenders" and, individually, an "Act III/Regal Lender"), and THE BANK OF NOVA SCOTIA, as administrative agent (in such capacity, the "Administrative Agent") for the financial institutions party to the Existing Regal Cinemas Credit Agreement, BANCAMERICA ROBERTSON STEPHENS, as syndication agent for the financial institutions party to the Existing Regal Cinemas Credit Agreement, THE CHASE MANHATTAN BANK, as documentation agent for the financial institutions party to the Existing Regal Cinemas Credit Agreement, ACT III CINEMAS, INC., as borrower under the Act III Credit Agreement (defined below), the Act III Swing Line Lender and the Act III L/C Issuer (as each such term is defined herein).


                              W I T N E S S E T H:


         WHEREAS, the Borrower, the Agents and the Act III/Regal Lenders are parties to that certain Credit Agreement, dated as of May 27, 1998 (herein referred to as the "Existing Regal Cinemas Credit Agreement"; capitalized terms defined therein being used in these recitals as so defined), pursuant to which:

                  (a) the Lenders thereunder made Term A Loans to the Borrower on the Closing Date in the aggregate original principal amount of (and which are presently outstanding in the aggregate principal amount of) $120,000,000 (the "Existing Term A Loans");

                  (b) the Lenders made Term B Loans to the Borrower on the Closing Date in the aggregate original principal amount of (and which are presently outstanding in the aggregate principal amount of) $120,000,000 (the "Existing Term B Loans"); and

                  (c) the Lenders extended Revolving Loan Commitments (which included availability for Swing Line Loans and Letters of Credit) to the Borrower in the aggregate original principal amount of $350,000,000 (the "Existing Revolving Loan Commitment");

         WHEREAS, the Borrower intends to consummate the Act III Acquisition on August 26, 1998;

         WHEREAS, in order to consummate the Act III Acquisition, the Borrower desires, and the Act III/Regal Lenders, the Issuer and the Swing Line Lender are willing, upon the terms and conditions hereinafter set forth, to maintain their respective Existing Term A Loans, Existing Term B Loans and Existing Revolving Loan Commitments (including, with respect to the Swing Line Lender and the Issuer, the Swing Line Loan Commitment and the Letter of Credit Commitment, respectively) and to amend the Existing Regal Cinemas Credit Agreement:

                  (a)(x) to increase the Term A Loan Commitment Amount to $240,000,000 and (y) to extend to the Borrower additional Term A Loans under the Amended Credit Agreement ("Additional Term A Loans"), the proceeds of which shall be applied to refinance all outstanding Term A Loans (as such term is defined in the Act III Credit Agreement), in the principal amount of $107,500,000 and a portion of the outstanding principal amount of the Subordinated Debt of Act III, as defined in the Act III Credit Agreement, in a principal amount of $12,500,000,

                  (b)(x) to increase the Term B Loan Commitment Amount to $337,500,000 and (y) to extend to the Borrower additional Term B Loans under the Amended Credit Agreement ("Additional Term B Loans"), the proceeds of which shall be applied to refinance all outstanding Term B Loans (as such term is defined in the Act III Credit Agreement), in the principal amount of $80,000,000 and a portion of the outstanding principal amount of the Subordinated Debt of Act III, as defined in the Act III Credit Agreement, in a principal amount of $137,500,000;

                  (c)(x) to increase the Revolving Loan Commitment Amount to $500,000,000 and (y) to refinance all outstanding Revolving Loans set forth on Schedule I hereto ("Act III Revolving Loans") outstanding under the Act III Credit Agreement with Revolving Loans under the Amended Credit Agreement,

                  (d) to refinance all outstanding Swing Line Loans set forth on
         Schedule I hereto ("Act III Swing Line Loans") outstanding under the Act III Credit Agreement and made by Scotiabank, as Swing Line Lender (in such capacity, the "Act III Swing Line Lender") with Swing Line Loans under the Amended Credit Agreement,

                  (e) to deem all "Letters of Credit" issued by Scotiabank as the Issuer (in such capacity, the "Act III L/C Issuer") pursuant to the Act III Credit Agreement set forth on Schedule I hereto ("Act III Letters of Credit") to be "Letters of Credit" under the Amended Credit Agreement, and

                  (f) to permit the Borrower to assume all other Obligations under the Act III Credit Agreement (as such term is defined therein) as Obligations under the Amended Credit Agreement;

         WHEREAS, the Borrower, the Agents and the Act III/Regal Lenders, the Act III L/C Issuer, the Issuer and the Swing Line Lender have agreed, subject to the terms and conditions set forth herein, to amend certain provisions of the Existing Regal Cinemas Credit Agreement (as amended hereby, the "Amended Credit Agreement") in accordance with Section 2.8 thereof and in connection with the Act III Additional Financing;

         NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                     PART I

                                   DEFINITIONS

         SUBPART 1.1 Certain Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Additional Term A Loan" means each Term A Loan made by any Act III/Regal Lender pursuant to clause (b) of Subpart 3.1.

         "Additional Term B Loan" means each Term B Loan made by any Lender pursuant to clause (c) of Subpart 3.1.

         "Act III/Regal Lenders" is defined in the preamble.

         "Administrative Agent" is defined in the preamble.

         "Amended Credit Agreement" is defined in the fourth recital.

         "Borrower" is defined in the preamble.

         "Existing Regal Cinemas Credit Agreement" is defined in the first recital.

         "Existing Revolving Loan Commitment" is defined in clause (c) of the first recital.

         "Existing Term A Loans" is defined in clause (a) of the first recital.

         "Existing Term B Loans" is defined in clause (b) of the first recital.

         "First Amendment" is defined in the preamble.

         "First Amendment Effective Date" is defined in Subpart 5.1.

         SUBPART 1.2 Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this First Amendment, including its preamble and recitals, have the meanings ascribed thereto in the Existing Regal Cinemas Credit Agreement.


                                     PART II

                         AMENDMENTS TO CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Regal Cinemas Credit Agreement is hereby amended in accordance with Subparts 2.1 through 2.3.

         SUBPART 2.1. Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Existing Regal Cinemas Credit Agreement is hereby amended as set forth below:

         SUBPART 2.1.1. New Defined Terms. The following defined terms are inserted in Section 1.1 in the appropriate alphabetical order:

                  "Act III Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of Act III on the First Amendment Effective Date substantially in the form of Exhibit E hereto, as from time to time thereafter amended, supplemented, amended and restated or otherwise modified.

                  "Existing Regal Cinemas Credit Agreement" means the Credit Agreement, dated as of May 27, 1998, among the Borrower, the Lenders and the Agents, as amended or otherwise modified prior to the First Amendment Effective Date.

                  "Existing Revolving Loan Commitment" means the Revolving Loan Commitment as in effect pursuant to the Existing Regal Cinemas Credit Agreement.

                  "Existing Term A Loans" means the Term A Loans made pursuant to the Existing Regal Cinemas Credit Agreement.

                  "Existing Term B Loans" means the Term B Loans made pursuant to the Existing Regal Cinemas Credit Agreement.

                  "First Amendment" means the First Amendment, dated as of August 26, 1998, among the Borrower, the Act III/Regal Lenders and the Agents amending this Agreement as then in effect.

                  "First Amendment Effective Date" has the meaning provided in Subpart 5.1 of the First Amendment.

         SUBPART 2.1.2 Amended Defined Terms. The following defined terms are amended in their entirety to read as set forth below:

                  "this Agreement" means, on any date, this Credit Agreement as originally in effect of the Effective Date, as amended by the First Amendment, and as thereafter from time to time amended, supplemented, amended and restated or otherwise modified and in effect on such date.

                  "Loan Document" means this Agreement, the Notes (if any), the Letters of Credit, the Pledge Agreement, the Act III Pledge Agreement, the Guaranty, each Borrowing Request, each Issuance Request, the Fee Letters or any other Instrument or writing required to be delivered on the Closing Date pursuant to Section 5.1 or thereafter from time to time pursuant to Section 7.1.8.

                  "Revolving Loan Commitment Amount" means, on any date, $500,000,000, as such amount may be from time to time increased by Revolving Credit Amount Increases pursuant to Section 2.8 or reduced pursuant to Section 2.2.

                  "Term A Loans" means the Existing Term A Loans and the Additional Term A Loans.

                  "Term B Loans" means the Existing Term B Loans and the Additional Term B Loans.

         SUBPART 2.2. Amendment to clause (c)(i) of Section 3.1.1 (Repayments and Prepayments). Clause (c)(i) of Section 3.1.1 is hereby amended and restated as follows:

         "(c)(i):  Scheduled Repayments of Term A, B and C Loans.

                           (i) On each anniversary of the Closing Date prior to
                  and on the Stated Maturity Date for any particular Term Loans specified below, the Borrower shall make a scheduled repayment of the aggregate outstanding principal amount, if any, of such Term Loans in respective amount set forth below (after giving effect to any adjustments in respect of any optional or mandatory non-scheduled prepayments of such Term Loan) opposite such anniversary:

                                       Term A Loans                  Term B Loans               Term C Loans
                                        Principal                      Principal                 Principal
      Anniversary of                    Repayment                      Repayment                 Repayment
       Closing Date                      Amount                         Amount                    Amount
      --------------                   -------------                -------------              -------------
           First                       $   2,400,000                $   3,375,000               $  1,350,000
          Second                       $   2,400,000                $   3,375,000               $  1,350,000
           Third                       $   2,400,000                $   3,375,000               $  1,350,000
          Fourth                       $   2,400,000                $   3,375,000               $  1,350,000
           Fifth                       $   2,400,000                $   3,375,000               $  1,350,000
           Sixth                       $   2,400,000                $   3,375,000               $  1,350,000
          Seventh                      $ 225,600,000                $   3,375,000               $  1,350,000
           Eighth                                                   $ 313,875,000               $  1,350,000
           Ninth                                                                                $124,200,000


         SUBPART 2.2. Amendment and Restatement of Disclosure Schedule. The Disclosure Schedule is hereby amended and restated in its entirety as set forth in Annex 1 hereto.


                                    PART III

                       CONTINUATION OF EXISTING LOANS AND
                  COMMITMENTS, ADDITIONAL LOANS AND COMMITMENTS

         SUBPART 3.1. Revolving Credit Commitment Amount Increase, Additional Term Loans, Swing Line Loans and Letters of Credit. On the terms and subject to the conditions of this First Amendment,

                  (a) each Act III/Regal Lender severally agrees to continue its Existing Term A Loans, Existing Term B Loans and existing Revolving Loans under the Existing Regal Cinemas Credit Agreement and to continue its existing Revolving Loan Commitment thereunder;

                  (b) each Act III/Regal Lender severally agrees to make Additional Term A Loans in the principal amount set forth beside such Person's name on the signature pages hereto under the heading "Additional Term A Loans";

                  (c) each Act III/Regal Lender severally agrees to make Additional Term B Loans in the principal amount set forth beside such Person's name on the signature pages hereto under the heading "Additional Term B Loans";

                  (d) each Act III/Regal Lender severally agrees to increase its Revolving Loan Commitment such that, after giving effect to the Revolving Credit Commitment Amount Increase, (x) the Revolving Loan Commitment Amount is $500,000,000 and (y) such Act III/Regal Lender's Percentage is as forth beside such Person's name on the signature pages hereto under the heading "Percentage of Revolving Loan Commitment";

                  (e) the Act III Swing Line Lender and the Swing Line Lender agree to refinance Act III Swing Line Loans set forth on Schedule I with Swing Line Loans under the Amended Credit Agreement; and

                  (f) the Act III L/C Issuer and the Issuer agree that the Act III Letters of Credit set forth on Schedule I shall be "Letters of Credit" under the Amended Credit Agreement.


                                     PART IV

                         REPRESENTATIONS AND WARRANTIES

         SUBPART 4.1. Representations and Warranties. The Borrower hereby represents and warrants that (a) the execution, delivery and performance by it of this First Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and (i) do not contravene its Organizational Documents (as defined in the Existing Regal Cinemas Credit Agreement) or (ii) do not contravene any material Applicable Law or any Material Contractual Undertaking (each as defined in the Existing Regal Cinemas Credit Agreement) binding on or affecting it or (iii) do not result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under the terms of any material Contractual Undertaking to which the Borrower or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound; (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this First Amendment; (c) this First Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforceability, to the effect of (i) any applicable bankruptcy, insolvency, moratorium, reorganization or similar law affecting creditors' rights generally, and (ii) the effect of general principles of equity; (d) immediately before the effectiveness of this First Amendment, there is no pending or, to its knowledge, threatened litigation, arbitration or governmental investigation or proceeding relating to or affecting this First Amendment which could reasonably be expected to have a Material Adverse Effect (as defined in the Existing Regal Cinemas Credit Agreement); and (e) the Act III Acquisition constitutes a "Permitted Acquisition" under the Existing Regal Cinemas Credit Agreement.

                                     PART V

                           CONDITIONS TO EFFECTIVENESS

         SUBPART 5.1 Effective Date and Conditions. This First Amendment shall be and become effective as of August 26, 1998 (herein called the "First Amendment Effective Date"), provided that each of the conditions set forth in Subparts 5.1.1 through 5.1.8 shall have been fulfilled to the satisfaction of the Agents:

         SUBPART 5.1.1. Executed First Amendment. The Administrative Agent shall have received one or more counterparts of this First Amendment duly executed and delivered by an Authorized Officer of the Borrower and Act III, and duly executed by each Agent, the Act III/Regal Lenders, the Act III L/C Issuer, the Act III Swing Line Lender, the Issuer, the Swing Line Lender and the Administrative Agent under the Act III Credit Agreement.

         SUBPART 5.1.2. Guaranty. The Administrative Agent shall have received a supplement to the Guaranty, duly executed and delivered by an Authorized Officer of Act III and each of its Subsidiaries.

         SUBPART 5.1.3. Supplement to Pledge Agreement. (a) The Administrative Agent shall have received a supplement to the Pledge Agreement (the "Supplement to Pledge Agreement") duly executed and delivered by an Authorized Officer of the Borrower, together with certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Pledge Agreement (as supplemented) and in accordance with Section 2.8 of the Existing Regal Cinemas Credit Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that the control of such uncertificated securities has been transferred to, and the security interest therein has been perfected by, the Administrative Agent for the benefit of the Lenders in accordance with Section 9-115 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and

         (b) The Agents and their counsel shall be satisfied that

                  (i) the Lien granted to the Administrative Agent, for the benefit of the Agents, the Issuers and the Lenders, in the collateral described in clause (a) is a first priority security interest; and

                  (ii) no Lien exists on any of the collateral described clause
         (a) other than the Lien created in favor of the Administrative Agent, for the benefit of the Agents, the Issuers and the Lenders, pursuant to the Pledge Agreement.

         SUBPART 5.1.4. Act III Pledge Agreement. (a) The Administrative Agent shall have received a pledge agreement (the "Act III Pledge Agreement") duly executed by an Authorized Officer of Act III, together with certificates evidencing all of the issued and outstanding shares of Capital Stock pledged pursuant to the Act III Pledge Agreement and in accordance with Section 2.8 of the Existing Regal Cinemas Credit Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that the control of such uncertificated securities has been transferred to, and the security interest therein has been perfected by, the Administrative Agent for the benefit of the Lenders in accordance with Section 9-115 of the Uniform Commercial Code, as in effect in the State of New York, and all laws otherwise applicable to the perfection of the pledge of such shares; and

         (b) The Agents and their counsel shall be satisfied that

                  (i) the Lien granted to the Administrative Agent, for the benefit of the Agents, the Issuers and the Lenders, in the collateral described in clause (a) is a first priority security interest; and

                  (ii) no Lien exists on any of the collateral described clause
         (a) other than the Lien created in favor of the Administrative Agent, for the benefit of the Agents, the Issuers and the Lenders, pursuant to the Act III Pledge Agreement.

         SUBPART 5.1.5. Affirmation and Consent. The Administrative Agent shall have received an affirmation and consent (the "Affirmation and Consent") executed by all each Subsidiary of the Borrower other than Act III and any direct or indirect Subsidiary of Act III which executes and delivers a supplement to the Guaranty pursuant to Subpart 5.1.2.

         SUBPART 5.1.6. Financial Delivery Requirements. The Administrative Agent shall have received:

                  (a) financial statements or reconciliations prepared on a pro forma basis for the period of four consecutive Fiscal Quarters ending with the Fiscal Quarter then last ended for which financial statements and the Compliance Certificate relating thereto have been delivered to the Administrative Agent pursuant to Section 7.1.1 (assuming, for purposes of such pro forma calculation, that the Act III Acquisition had been consummated on the first day of such period) of the Existing Regal Cinemas Credit Agreement, and

                  (b) a certificate of the Borrower executed by its chief financial Authorized Officer demonstrating that the financial results reflected in such financial statements would comply with the requirements of Section 7.2.3 of the Existing Regal Cinemas Credit Agreement for the Fiscal Quarter in which the Act III Acquisition is to be made.

         SUBPART 5.1.7. Act III Acquisition; Evidence of Repayment of Indebtedness. The Administrative Agent shall have received evidence that (x) concurrently with the making of the Additional Term A Loans and the Additional Term B Loans, that the Act III Acquisition shall have been consummated and (y) the Indebtedness outstanding under the Subordinated Notes and the Act III Credit Agreement shall have been repaid in full.

         SUBPART 5.1.8. Compliance with Warranties, etc. The representations and warranties set forth in this First Amendment, in Article VI of the Existing Regal Cinemas Credit Agreement and in the Loan Documents delivered pursuant hereto shall be true and correct in all material respects as of the First Amendment Effective Date with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and no Default shall then have occurred and be continuing. The Administrative Agent shall have received a certificate dated the First Amendment Effective Date from a Responsible Officer of the Borrower to the foregoing effect.

         SUBPART 5.2. Expiration. If the First Amendment Effective Date shall not have occurred on or prior to August 26, 1998 the agreements of the parties contained in this First Amendment shall terminate effective immediately on such date and without any further action.


                                     PART VI

           PREPAYMENT AND TERMINATION OF THE ACT III CREDIT AGREEMENT
                       AND THE ACT III SUBORDINATED NOTES

         SUBPART 6.1. Notification of Prepayment and Termination. By its signature below, Act III Cinemas, Inc., hereby notifies (a) The Bank of Nova Scotia, as Administrative Agent under the Act III Credit Agreement, that (x) pursuant to Section 2.2.1 of the Act III Credit Agreement, the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount and the Letter of Credit Commitment Amount is permanently reduced to zero on the First Amendment Effective Date and (y) pursuant to Section 3.1.1(a) of the Act III Credit Agreement, the outstanding principal amount of Term A Loans, Term B Loans, Revolving Loans and Swing Line Loans shall be prepaid in full on the First Amendment Effective Date, together with interest accrued thereon to, but excluding the First Amendment Effective Date and (b) KKR 1996 Fund L.P. and Regal Equity Partners, L.P., as holders of the Subordinated Notes in an aggregate principal amount of $150,000,000 that such Subordinated Notes shall be prepaid in full on the First Amendment Effective Date, together with interest accrued thereon to, but excluding the First Amendment Effective Date. On the First Amendment Effective Date, all Loans (as defined in the Act III Credit Agreement) outstanding under the Act III Credit Agreement shall be repaid with borrowings under the Amended Credit Agreement (and the advance by the Borrower of the proceeds of such borrowing to Act III Cinemas, Inc. for such purpose shall, on the date hereof, be evidenced by an intercompany note by Act III Cinemas, Inc. to the Borrower) and all Commitments (as defined in the Act III Credit

Agreement) under the Act III Credit Agreement shall be permanently reduced to zero and terminated.


                                    PART VII

                            MISCELLANEOUS PROVISIONS

         SUBPART 7.1. Cross-References. References in this First Amendment to any Subpart are, unless otherwise specified, to such Subpart of this First Amendment.

         SUBPART 7.2. Loan Document Pursuant to Existing Regal Cinemas Credit Agreement. This First Amendment is a Loan Document executed pursuant to the Existing Regal Cinemas Credit Agreement and shall be construed, administered and applied in accordance with the provisions of the Amended Credit Agreement, including Article X thereof.

         SUBPART 7.3. Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 7.4. Full Force and Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Regal Cinemas Credit Agreement and the Loan Documents shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to consent to or modification of any other term or provision of the Existing Regal Cinemas Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Regal Cinemas Credit Agreement or any of the Loan Documents.

         SUBPART 7.5.  Governing Law.  THIS FIRST AMENDMENT SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SUBPART 7.6. Payment of Fees and Expenses. The Borrower hereby agrees to pay and reimburse the Administrative Agent for all its reasonable and documented fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this First Amendment and related documents, including all reasonable itemized fees and out of pocket expenses of a single primary counsel to the Administrative Agent.

         SUBPART 7.7. Execution in Counterparts. This First Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                               REGAL CINEMAS, INC.



                               By    /s/ MICHAEL L. CAMPBELL
                                 -----------------------------------------
                                 Title: Chief Executive Officer

                               THE BANK OF NOVA SCOTIA, as
                                 Administrative Agent, Swing Line Lender and
                                 Issuer under the Existing Regal Cinemas Credit Agreement

                               By   /s/ ERIC M. KNIGHT
                                 -----------------------------------------
                                 Title: Senior Relationship Manager


Additional Term A Loans:       THE BANK OF NOVA SCOTIA, as an Act
$51,855,319.15                 III/Regal Cinemas Lender
Additional Term B Loans:
$88,791,372.54                 By   /s/ ERIC M. KNIGHT
Revolving Loan Commitment        -----------------------------------------
Amount Percentage: 14.24894%     Title: Senior Relationship Manager

                               BANCAMERICA ROBERTSON STEPHENS, as
                               Syndication Agent under the Existing Regal
                               Cinemas Credit Agreement



                               By   /s/ ANDREA KATTER
                                 -----------------------------------------
                                 Title:  Managing Director

Additional Term A Loans:       BANK OF AMERICA NATIONAL TRUST &
$54,893,617.02                 SAVINGS ASSOCIATION, as an Act III/Regal
Additional Term B Loans:       Cinemas Lender
$94,791,372.55                 BY   /s/ ANDREA KATTER
Revolving Loan Commitment        -----------------------------------------
Amount Percentage: 16.02128%     Title: Managing Director

                               THE CHASE MANHATTAN BANK, as
                               Documentation Agent under the Existing Regal
                               Cinemas Credit Agreement


                               By   /s/ WILLIAM J. CAGGIANO
                                 -----------------------------------------
                                 Title: Managing Director


Additional Term A Loans:       THE CHASE MANHATTAN BANK, as an Act
$27,855,319.15                 III/Regal Cinemas Lender
Additional Term B Loans:
$43,500,000.00                 By   /s/ WILLIAM J. CAGGIANO
Revolving Loan Commitment        -----------------------------------------
Amount Percentage: 8.24894%      Title: Managing Director


                                 ACT III CINEMAS, INC.


                                 By   /s/ W.S. AMAN
                                   ---------------------------------------
                                   Title: President

Acknowledged and Agreed:

THE BANK OF NOVA SCOTIA, as
Administrative Agent, Swing Line Lender and
Issuer under the Act III Credit Agreement


By   /s/ ERIC M. KNIGHT
  -------------------------------------------
  Title: Senior Relationship Manager

                                                                      Schedule I

Act III Credit Agreement

Revolving Loans:  $39,844,950.00


Swing Line Loans:  none


Letters of Credit:  none